Exhibit 99.4

FREE CASH FLOW RECONCILIATION

NDCHealth Corporation and Subsidiaries

Free cash flow is defined as net cash from operations less capital expenditures and dividends paid. Free cash flow is not a Generally Accepted Accounting Principles (GAAP) measurement and may not be comparable to free cash flow reported by other companies. In light of the company’s goal to reduce its levels of senior debt and interest expense, management believes free cash flow is useful to investors, analysts and others because it provides a meaningful measure of the company’s ability to generate cash and service its debt.

Reconciliation of free cash flow to Net Cash Provided by Operating Activities, the most directly comparable GAAP financial measure, for the six-month periods ended November 26, 2004 and November 28, 2003 is provided below. Non-GAAP measures should be evaluated, are not a substitute for, GAAP financial measures.

(In Thousands)

	Three Months Ended		Six Months Ended
	November 26, 2004	November 28, 2003	November 26, 2004	November 28, 2003
		(As Restated)		(As Restated)
Net Cash Provided by Operating Activities	$20,164	$32,585	$12,400	$52,982
Capital Expenditures	$(8,066)	$(8,331)	$(17,963)	$(21,639)
Dividends Paid	$(1,441)	$(1,412)	$(2,880)	$(2,820)

Free Cash Flow	$10,657	$22,842	$(8,443)	$28,523

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